AMENDED COLLATERAL ASSIGNMENT OF NOTES, CONTRACTUAL RIGHTS,
SECURITY INTERESTS, AND OWNERSHIP INTERESTS

This Amended Collateral Assignment of Notes, Contractual Rights, Security Interests, and Ownership Interests (“Collateral Assignment”) is entered into by and between Nevada Gold & Casinos, Inc., a Nevada corporation (“NGC”), on behalf of itself and its wholly owned subsidiaries, Gold Mountain Development, L.L.C., a Colorado limited liability company (“GMD”), CGC Holdings, L.L.C., a Nevada limited liability company (“CGC”), Colorado Grande Enterprises, Inc., a Colorado corporation (“CGE”), and Nevada Gold BVR, L.L.C., a Nevada limited liability company (“NGBVR”); and Louise H. Rogers, an individual, as her separate property (“Rogers”), as amended effective October 7, 2011.

Recitals

Rogers has loaned to NGC certain sums pursuant to the Amended and Restated Promissory Note and the July 2009 Amended and Restated Security Agreement, both dated July 7, 2009 (collectively referred to as the “July 2009 Loan Documents”), which are currently in the process of being amended as of October 7, 2011, with the full 2009 loan documents and their amendments collectively referred to as the “October 2011 Loan Documents.”  All capitalized terms not defined in this Collateral Assignment have the meaning set forth in the October 2011 Loan Documents, all of which are incorporated by reference in this Collateral Assignment for all purposes as if fully set forth at length.

Pursuant to the October 2011 Loan Documents, the Collateral includes, among other items, any and all notes receivable and/or cash flow rights granted to NGC from GMD, CGC, CGE, and NGBVR.

NGC (or one of its wholly-owned subsidiaries) is the present owner and holder of those certain Promissory Notes and Security Agreements and Contractual Rights described in Exhibit A attached to this Collateral Assignment and incorporated by reference in this Collateral Assignment for all purposes as if fully set forth at length (and as shall be modified and/or amended from time to time) and that are collectively referred to as the “Collateral Notes.”  The Collateral Notes are part of the “Collateral” as defined in the October 2011 Loan Documents.

NGC is the present owner of certain ownership interests in subsidiary entities and third party entities as described in Exhibit B attached to this Collateral Assignment and incorporated by reference in this Collateral Assignment for all purposes as if fully set forth at length (and that shall be updated from time to time) and that are collectively referred to as the “Ownership Interests.”  The Ownership Interests are also part of the Collateral.

Rogers and NGC desire to execute this Collateral Assignment to confirm the collateral assignment of all of NGC’s rights, title, and interest in and to the Collateral Notes to Rogers as security for the payment of all Obligations.

Agreement

For good and valuable consideration, the receipt and sufficiency of which are acknowledged and confessed by Rogers and NGC, NGC, by its signature on this Collateral Assignment, transfers, assigns, pledges, sells, grants, and conveys to Rogers the Collateral Notes, together with all attendant liens, rights, titles, assignments, and interests (including security interests) pertaining to or arising from the Collateral Notes, as security for the Obligations, together with all proceeds, increases, substitutions, products, offspring, accessions, and attachments to them.  NGC agrees to deliver the original of each of the Collateral Notes to Sharon E. Conway, counsel for Rogers, at 2441 High Timbers, Suite 410, The Woodlands, Texas, 77380-1052, where they shall be held in a safe deposit box until the Obligations are paid in full, are replaced with new documents, or a Default occurs.  Exhibit A shall be updated from time to time as loans are repaid and new loans are obtained and the items of Collateral listed in Exhibit A change.

Also for good and valuable consideration, the receipt and sufficiency of which are acknowledged and confessed by Rogers and NGC, NGC, by its signature on this Collateral Assignment, transfers, assigns, pledges, sells, grants, and conveys to Rogers the Ownership Interests, together with all attendant liens, rights, titles, assignments, cash flow rights, and interests (including security interests) pertaining to or arising from the Ownership Interests, but none of their respective obligations, as security for the Obligations, together with all proceeds, increases, substitutions, products, offspring, accessions, and attachments to them.  NGC agrees to deliver the originals of the Ownership Interests, along with stock powers or powers of attorney, to Sharon E. Conway, counsel for Rogers, at 2441 High Timbers, Suite 410, The Woodlands, Texas, 77380-1052, where they shall be held in a safe deposit box until the Obligations are paid in full, are replaced with new documents, or a Default occurs.  Exhibit B contains a list of all of NGC’s ownership interests in subsidiaries and/or third party entities that currently have assets and this list shall be updated from time to time as additional ownership interests are obtained pursuant.  In the instances where no stock certificates or units representing ownership exist, this Collateral Assignment shall constitute the actual assignment of NGC’s rights of its ownership interest in those entities to Rogers.

NGC owns all or a percentage of several entities that as of the date of this Collateral Assignment have no assets, and it may form new entities in the future.  NGC’s ownership interests in those entities have not been assigned as of the date of this Collateral Assignment.

Executed to be effective as of October 7, 2011, expressly contingent upon the occurrence of all conditions precedent set forth in the Amendment to the July 2009 Amended and Restated Security Agreement and Schedule of Collateral between Rogers and NGC dated to be effective as of October 7, 2011, which is incorporated by reference in this Collateral Assignment for all purposes.

[Signatures follow on next page.]

Maker:

Nevada Gold & Casinos, Inc.

By:	/s/ Robert B. Sturges
Robert B. Sturges, Chief Executive Officer

Date of Signature: October 10, 2011

Additional Debtors:

Gold Mountain Development, L.L.C.	CGC Holdings, L.L.C.

By:	/s/ Robert B. Sturges	By:	/s/ Robert B. Sturges
	Robert B. Sturges, Manager		Robert B. Sturges, Manager

	Date of Signature: October 10, 2011	Date of Signature: October 10, 2011

Colorado Grande Enterprises, Inc.	Nevada Gold BVR, L.L.C.

By:	/s/ Robert B. Sturges	By:	/s/ Robert B. Sturges
	Robert B. Sturges, President		Robert B. Sturges, Manager

	Date of Signature: October 10, 2011	Date of Signature: October 10, 2011

Secured Party:

/s/ Louise H. Rogers	Date of Signature: October 3, 2011
Louise H. Rogers, as her Separate Property
2512 Alta Mira
Tyler, Texas 75701-7301

Exhibit A
Loan Documents and Contract Rights

Loans and Contract Rights as of October 7, 2011:

Party	Description of Collateral	Type of Interest Pledged	Required Consents
NGBVR	Contractual financial obligation of B.V. Oro, L.L.C., to pay Nevada Gold BVR, L.L.C., the amount of $4,000,000 dated November 25, 2008	Payee’s interest	none
NGBVR	Nevada Gold BVR, L.L.C.’s distributions from its 5% carried interest in the Class B membership interest in Buena Vista Development Company, L.L.C.	Distributions from 5% carried interest

Exhibit B
Ownership Interests

Ownership Interests as of October 7, 2011:

Party	Description of Collateral	Type of Interest Pledged	Required Consents
NGC	100% interest in CGC Holdings, L.L.C.	LLC Membership	See F.N. 1
NGC and CGC	100% interest in Colorado Grande Enterprises, Inc.	Common Stock	See F.N. 1
NGC	100% interest in Nevada Gold BVR, L.L.C.	LLC Membership	None
NGC	Second lien on 100% interest in NG Washington, L.L.C.	LLC Membership	See F.N. 2
NGC	100% interest in Gold Mountain Development, L.L.C.	LLC Membership	None

F.N. 1:      The pledge of the ownership interest in CGC Holdings, L.L.C., and Colorado Grande Enterprises, Inc., subjects Rogers to the jurisdiction of the gaming authorities of the State of Colorado and Rogers may be required to submit background information to these gaming authorities for purposes of determining her suitability for ownership.  Any transfer of the ownership interest in CGC Holdings, L.L.C., or Colorado Grande Enterprises, Inc., will subject the transferee to the jurisdiction of the gaming authorities of the State of Colorado, and the transferee may be required to obtain gaming licenses from these authorities.

F.N. 2:  Rogers’ interest in NGC’s Membership Interest in NG Washington, L.L.C., is a second lien and is expressly subordinated only to the first lien security interest held in this asset by Wells Fargo Gaming Capital, LLC, acting in its capacity as administrative agent for certain lenders pursuant to that certain Credit Agreement dated October 7, 2011.  Rogers acknowledges that any transfer of the Membership Interest of NG Washington, L.L.C., through foreclosure or otherwise, will subject the transferee to the jurisdiction of the gaming authorities of the State of Washington, and the transferee may be required to obtain gaming licenses or suitability findings from these authorities.